UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 12, 2009

MERISEL, INC.
(Exact name of registrant as specified in its charter)

Delaware	01-17156	95-4172359
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer identification No.)

	127 W. 30th Street, 5th Floor	10001
	New York, NY	(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (212) 594-4800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)  On June 12, 2009, Merisel, Inc. (“Merisel” or the “Company”) issued a press release to announce that Victor L. Cisario is joining Merisel as Chief Financial Officer and Executive Vice President of Finance effective June 12, 2009.  Mr. Cisario will also serve as Merisel’s Treasurer and Assistant Secretary.

A copy of the Company’s press release announcing the appointment of Mr. Cisario as Chief Financial Officer and Executive Vice President of Finance is attached hereto as Exhibit 99.1.

Mr. Cisario, 47, is joining Merisel from Outside Ventures, LLC, a credit card processing and cash advance company, where he has served as chief financial officer since January 2008.  In 2007, Mr. Cisario worked as a consultant for various private companies.  Mr. Cisario was the chief financial officer of Fuel Digital, Inc. (“Fuel Digital”) from 2002 until Merisel’s acquisition of Fuel Digital in 2006.  Prior to joining Fuel Digital, Mr. Cisario served as chief financial officer of Passlogix, Inc., a computer software development company.  From 2000 to 2001, Mr. Cisario was the chief financial officer of EB2B Commerce, Inc., a publicly traded internet services company.  From 1995 to 1999, Mr. Cisario served in a variety of positions with FIND/SVP, Inc., a publicly traded consulting and business advisory firm, ultimately serving as its vice president and chief financial officer.  Mr. Cisario, a certified public accountant, began his career at the accounting firm Peat Marwick Mitchell & Company.

In connection with the appointment of Mr. Cisario as Merisel’s Chief Financial Officer and Executive Vice President of Finance, Mr. Cisario and Merisel executed an Employment Agreement dated May 6, 2009.  The Employment Agreement provides for a base salary of $210,000 per year and an annual target cash bonus equal to 40% of the base salary, with such potential bonus to be determined by Merisel’s Board of Directors or its Compensation Committee in its sole discretion.  Mr. Cisario is eligible to participate in the Company’s benefit plans on the same terms as the Company’s other senior executives.  Mr. Cisario’s employment with the Company is at will, provided that he will be entitled to receive (i) a severance payment in the amount equal to six months of base salary if the Company terminates him without cause, and (ii) a severance payment in the amount equal to 12 months of base salary if the Company terminates him without cause in connection with a change of control.  The Employment Agreement also includes customary confidentiality, non-compete and non-solicitation provisions.

A copy of the Employment Agreement dated May 6, 2009 by and between Merisel and Mr. Cisario is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)

99.1	Press Release of Merisel, Inc. dated June 12, 2009.

10.1	Employment Agreement dated May 6, 2009 by and between Merisel, Inc. and Victor L. Cisario.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 12, 2009

Merisel, Inc.

By: /s/ Donald R. Uzzi
Donald R. Uzzi
Chairman, Chief Executive Officer and President